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                                                                       EXHIBIT 9


                                VOTING AGREEMENT

         THIS AGREEMENT is made on the day and year last above written by and among the undersigned shareholders of common shares of Roberts Oil and Gas, Inc. ("Corporation") for the purpose of voting as a unit their shares in the Corporation.

         1. Meeting. A meeting of the parties to this Agreement may be called by parties to this Agreement holding more than one half of the shares held by all such parties by their giving to all the parties to this Agreement 10 days prior written notice of the time and place of such meeting.

         2. Subject Matter. At such meeting, the parties to this Agreement shall determine how all of the shares of the Corporation will be voted with respect to the amendment to the Articles of Incorporation of the Corporation for the purpose of increasing the authorized capital stock of the Corporation and determining the rights and privileges of the holders of each class of such capital stock. Such determination shall be made by a vote at such meeting of the parties to this Agreement. Each party shall be entitled to cast one vote for each share of the Corporation's common stock he holds. Such matter shall be determined by a majority of the shares represented at such meeting vote in favor of such matter.

         3. Voting. At any meeting of the shareholders of the Corporation with respect to the subject matter of this Agreement, each party to this Agreement shall cast his votes in accordance with the determination made by the parties to this Agreement pursuant hereto.

         4. Authority. Each person signing this Agreement in a representative capacity represents that he is authorized to sign it on behalf of his principal and to give its proxy.

         5. Termination. This Agreement shall have no force or effect after December 31, 1997.

         Executed this ___ day of June, 1996.


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                                                   Adair Oil International
                                                   Canada, Inc.
                                                   (10,200,000) shares)

                                                   By
                                                      --------------------------
                                                      John Adair, Chief
                                                      Executive Officer

                                                   Pardo Investors, Inc.
                                                   (750,000 shares)

                                                   By
                                                      --------------------------
                                                      Betty J. Crum, Agent

                                                   Terra Group, Inc.
                                                   (500,000 shares)

                                                   By
                                                      --------------------------
                                                      Betty J. Crum, Agent

                                                   Vigilant Investments, S.A.
                                                   (750,000 shares)

                                                   By
                                                      --------------------------
                                                      Betty J. Crum, Agent

                                                   Kolima Trading, Inc.
                                                   (650,000 shares)

                                                   By
                                                      --------------------------
                                                      Betty J. Crum, Agent

                                                   Carmina Panamericana, S.A.
                                                   (500,000 shares)

                                                   By
                                                      --------------------------
                                                      Betty J. Crum, Agent

                                                   Sun-Shine Financing
                                                   Development Corporation
                                                   (650,000 shares)

                                                   By
                                                      --------------------------
                                                      Betty J. Crum, Agent

                                                   Key Paradise Designs, Inc.
                                                   (100,000 shares)

                                                   By
                                                      --------------------------
                                                      Patrico Romano


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